Exhibit 10.24

                               THIRD AMENDMENT TO

                              REDEMPTION AGREEMENT



This Third Amendment to Redemption Agreement is entered into this 9th day of July, 1999, by and between DEBORA BAINBRIDGE PHILLIPS (the "SeIler"), SPECTRUM NATURALS, INC., a California corporation (the "Corpocation") and Jethren Phillips.

     WHEREAS, the Se11er and the Corporation entered into that certain Redemption Agreement (the "Redemption Agreement") dated November 1, 1996, as amended by the First Amendment to Redemption Agreemmt and the Second Amendment to Redemption Agreement between the parties and a related Promissory Note in the principal amount of $1,621,716, and

     WHEREAS, the Seller and the Corporation wish to confirm for the benefit of the National Bank of the Redwoods (the "Bank") as the lender to the Corporation, that amounts due under the Promissory Note are subordinate to certain indebtedness of the Corporation to the Bank;

     NOW, THEREFORE, the Redemption Agreement is further amended to add the following statement:

     The Promissory Note and the Corporation's obligations to pay thereunder shall at all times be subject to and subordinate to, any terms and conditions of payment imposed by the Bank, but only as to the aggregate levels of indebtedness currently provided for (whether or not currently drawn down) under the lending agreements between the Corporation and the Bank.


 SELLER CORPORATION                         CORPORATION

                                            Spectrum Naturals, Inc.


By:  /s/  Debora Bainbridge Phillips        By:
   -----------------------------------         --------------------------------
          Debora Bainbridge Phillips


                                            By:  /s/  Jethren Phillips
                                               --------------------------------
                                                      Jethren Phillips